UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2017

SUSGLOBAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-209143	Applied For
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification Number)
incorporation)

200 Davenport Road
Toronto, ON, Canada, M5R 1J2
(Address of principal executive offices) (zip code)

(416) 223-8500
(Registrant's telephone number, including area code)

Copies to:
Thomas Rose, Esq.
Sichenzia Ross Ference Kesner LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below): Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.11[  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 25, 2017, SusGlobal Energy Corp. (the “Company”), has appointed Laurence W. Zeifman and Ryan Duffy to the company’s board of directors.

Laurence W. Zeifman:

Laurence Zeifman, 55 years old, is a partner of Zeifmans LLP, ranked Canada’s eighteenth largest CPA firm with a total staff of over 100. Since 1987, Mr. Zeifman has been a partner of Zeifmans LLP. Mr Zeifman attended the University of Toronto and received a Bachelor of Commerce in 1982 and his Chartered Accountants designation from the Institute of Chartered Accountants of Ontario in 1984.

Pursuant to a letter agreement between the Company and Mr. Zeifman, Mr. Zeifman agreed to serve as an independent member of the Company’s board of directors and as chair of its audit committee for a one year term commencing on May 25, 2017. Pursuant to this agreement, the Company will pay Mr. Zeifman $1,000 per quarter and will issue him 20,000 shares of the Company’s common stock at a price of $5.00 per share.

Ryan Duffy:

Ryan Duffy, 44 years old, is the president and CEO of Blackstone Energy Services, Inc., a Canadian firm that manages energy portfolios for a diverse range of companies across North America and the Caribbean. Blackstone is a leading provider of integrated custom energy management solutions that help large energy users manage their energy budget at risk, achieve efficiency improvements, implement renewable generation, and carbon offsetting. Mr. Duffy has been with Blackstone Energy Services since its inception in 2003. Mr. Duffy attended the University of Western Ontario and received a Bachelor in Political Science in 1993.

Pursuant to a letter agreement between the Company and Mr. Duffy, agreed to serve as an independent director of the company for a one year term commencing on May 25, 2017. Pursuant to this agreement, the Company will issue Mr. Duffy 20,000 shares of the Company's common stock at a price of $5.00 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSGLOBAL ENERGY CORP.

Dated: May 31, 2017	By:	/s/ Marc Hazout
Name: Marc M. Hazout
Title: President